UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 ____________________
FORM 8-K
 ____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 6, 2019
 ____________________
Robert Half International Inc.
(Exact name of registrant as specified in its charter)
____________________

Delaware	01-10427	94-1648752
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2884 Sand Hill Road,	Menlo Park,	CA	94025
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code (650) 234-6000

Securities registered pursuant to Section 12(b) of the Act
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RHI	New York Stock Exchange
NO CHANGE
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).     Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointments of Certain Officers; Compensatory Arrangements of Certain Officers

On November 6, 2019, Robert Half International Inc. (the “Company”) announced that Harold M. Messmer, Jr. (73) will continue to serve as Executive Chairman of the Company’s Board of Directors (the “Board”), but will retire from his position as Chief Executive Officer after 34 years of service to the Company, effective December 15, 2019. In connection with this leadership transition, and as part of the succession plan developed by the Board, the Board made the following appointments effective on this date:

•
M. Keith Waddell (62) will serve as Chief Executive Officer, Vice Chairman and a director. Mr. Waddell has been Vice Chairman of the Board since 1999, and the Company’s President since 2004 and Chief Financial Officer since 1988. He served as Treasurer from 1986 until 2004.

•
Paul F. Gentzkow (63) will serve as President and Chief Executive Officer - Staffing Services. Mr. Gentzkow had been the Company’s President and Chief Operating Officer - Staffing Services since 2004. From 2000 until 2004, he served as Executive Vice President, Operations. Prior to that, he served as Director of Field Operations.

•
Michael C. Buckley (53) will serve as Executive Vice President, Chief Financial Officer. Mr. Buckley had been the Company’s Treasurer since 2004 and Executive Vice President and Chief Administrative Officer since 2007. He was Vice President from 2001 through 2007 and served as Controller, Corporate Accounting from 1999 until 2004. From 1995 through 1999, he held various other positions with the Company.

There are no family relationships between Messrs. Waddell, Gentzkow or Buckley or any of the other directors or executive officers of the Company.
In connection with Mr. Messmer’s service as Executive Chairman, the Company and Mr. Messmer will enter into an amendment to his employment agreement that will reduce his annual base salary, target cash bonus and annual equity grant by approximately 50%. The amendment to Mr. Messmer's employment agreement is attached as an exhibit to this 8-K.

Frederick A. Richman will continue to serve as the Board’s Lead Independent Director.
Safe Harbor Statement
Certain statements contained herein, regarding matters that are not historical facts, may be forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). Such forward-looking statements include statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future. The reader is cautioned not to rely on these forward-looking statements. These forward-looking statements are based on current expectations of future events. If the underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of the Company. These risks and uncertainties can be found in the Company’s most recently filed Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as supplemented by any subsequently filed Quarterly Reports on Form 10-Q. Copies of these filings are available online at www.sec.gov, www.roberthalf.com or on request from the Company. Forward-looking statements included herein speak only as of the date hereof, and we undertake no obligation to revise or update such statements to reflect the occurrence of events or circumstances after the date hereof.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits

Exhibit	Description

10.1	Amendment to Employment Agreement between the registrant and Harold M. Messmer, Jr.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Robert Half International Inc.

Date: November 7, 2019	By:	/s/ EVELYN CRANE-OLIVER
	Name:	Evelyn Crane-Oliver
	Title:	Senior Vice President, Secretary and General Counsel